EXHIBIT 10.50

TERMS OF AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

The form of Amended and Restated Change in Control Agreement (the “Agreement”), filed as Exhibit 10.49 on the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 contains blanks where the multiple of the executive’s base amount and the term of continued benefits provided under the Agreement vary for certain executives. The Registrant entered into such an Agreement with the executive officers below, providing continued benefits for the term, and at the multiple of such executive's base amount, as listed in the following chart:

Name	Title	Number of Times Base Amount Section (4a)	Term of Continued Benefits Section (4b & c)
Edward O. Handy III	Chairman and Chief Executive Officer	3	36
Mary E. Noons	President and Chief Operating Officer	2	24
Ronald S. Ohsberg	Senior Executive Vice President, Treasurer and Chief Financial Officer	2	24
Kristen L. DiSanto	Senior Executive Vice President, Chief Human Resources Officer and Corporate Secretary	2	24
William K. Wray, Sr.	Senior Executive Vice President and Chief Risk Officer	2	24
Dennis L. Algiere	Executive Vice President, Chief Compliance Officer and Director of Community Affairs	2	24
James C. Brown	Senior Executive Vice President and Chief Commercial Banking Officer	2	24
Maria N. Janes	Executive Vice President, Chief Accounting Officer and Controller	2	24
Michelle L. Kile	Executive Vice President and Chief Retail Banking Officer	2	24
Rolando A. Lora	Executive Vice President, Chief Retail Lending Officer and Director of Community Lending	2	24
Kathleen A. Ryan	Executive Vice President and Chief Wealth Management Officer	2	24